FOR IMMEDIATE RELEASE   Contacts:   Investors         Media
March 6, 2003                         Andrew Brown          Robin Schoen
                                     646/414-1151            215/504-2122

              MEDIX RESOURCES ANNOUNCES TERMINATION OF ACQUISITION

New York,  NY - Darryl R.  Cohen,  President  and CEO of Medix  Resources,  Inc.
[AMEX:  MXR],  today  announced that Medix Resources has terminated its proposed acquisition of PocketScript, LLC.

Cohen  announced  on October 30, 2002 that MXR had  entered  into a  non-binding
Letter of Intent with  PocketScript,  LLC. On December 19, 2002, Cohen announced that MXR had executed a definitive agreement for its acquisition of PocketScript subject to certain  conditions of closing.  Specific reasons for the termination were not given.

Medix   Resources,   Inc.,  is  the  developer  and  provider  of  fully-secure,
Internet-based   transaction   software   products.   Medix's   products  enable
communication  of  high  value-added   healthcare  information  among  physician
offices,  hospitals,  health  management  organizations,  and  health  insurance companies.